EXHIBIT 77Q1(a)

An Amendment, dated February 8, 2010 to the Declaration of Trust of MFS Variable Insurance Trust II (the "Trust") is contained in Post-Effective Amendment No. 45 to the Registration Statement for the Trust (File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on February 26, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.